SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                           SILICON LABORATORIES, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                    [Logo](R)
                              SILICON LABORATORIES

                            SILICON LABORATORIES INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 21, 2005


TO THE STOCKHOLDERS OF SILICON LABORATORIES INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Silicon Laboratories Inc., a Delaware corporation, will be held on April 21, 2005 at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect three Class I directors to serve on the Board of Directors until our 2008 annual meeting of stockholders, or until their successors are duly elected and qualified;

  2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on February 21, 2005 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the Proxy in the envelope enclosed for your convenience, or vote your shares by telephone or internet as promptly as possible. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned, or voted by telephone or internet, to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ Daniel A. Artusi

                                          Daniel A. Artusi
                                          CHIEF EXECUTIVE OFFICER
                                          PRESIDENT AND DIRECTOR

Austin, Texas
March 14, 2005

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND VOTE YOUR SHARES BY TELEPHONE, BY INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

                            SILICON LABORATORIES INC.
                                4635 Boston Lane
                               Austin, Texas 78735

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 21, 2005

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Silicon Laboratories Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 21, 2005 at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, or at any adjournment thereof. These proxy solicitation materials were mailed on or about March 14, 2005 to all stockholders entitled to vote at the Annual Meeting.

VOTING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. On February 21, 2005, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 52,697,222 shares of our common stock outstanding and no shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on February 21, 2005. The presence, in person or by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at the Annual Meeting or at any adjournment thereof. Stockholders may not cumulate votes in the election of directors. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes at this meeting will be elected to our Board of Directors, even if they receive less than a majority of such shares.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a Proxy submitted by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes will be counted as present for purposes of determining a quorum for the transaction of business, but will not be counted for purposes of determining whether each proposal has been approved.

PROXIES

     If the enclosed form of Proxy is properly signed and returned or you properly follow the instructions for telephone or internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board of Directors unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of the selection of Ernst & Young LLP as our independent registered public accounting firm. You may revoke or change your Proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy with a later date with our Corporate Secretary at our principal executive offices at 4635 Boston Lane, Austin, Texas 78735. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

Except as described above, we do not presently intend to solicit Proxies other than by mail.

DEADLINE FOR RECEIPT OF FUTURE STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2006 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices in Austin, Texas, addressed to our Corporate Secretary, not later than November 14, 2005, the date which is 120 days prior to March 14, 2006. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws. Pursuant to our bylaws, stockholder proposals received after November 14, 2005 will be considered untimely. Unless we receive notice in the manner specified in the previous sentence, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2006 annual meeting of stockholders.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class is as nearly equal in size as practicable, with staggered three-year terms. The term of office of the Class I directors, Navdeep S. Sooch, William P. Wood and Laurence G. Walker, expires at this Annual Meeting. Messrs. Sooch, Wood, and Walker have been nominated to continue as Class I Directors. The three directors elected as Class I Directors at the Annual Meeting will serve for a term of three years expiring at the 2008 annual meeting of stockholders, or until their successor(s) have been duly elected and qualified or until their earlier death, resignation or removal.

     Each nominee for election has agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

NOMINEES FOR CLASS I DIRECTORS WITH TERMS EXPIRING IN 2008

Navdeep S. Sooch, 42 ...........   co-founded Silicon Laboratories in August 1996 and has served as Chairman of the
                                   Board since our inception. Mr. Sooch served as our Chief Executive Officer from our inception through the end of fiscal 2003. From March 1985 until founding
                                   Silicon Laboratories, Mr. Sooch held various positions at Crystal Semiconductor/
                                   Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice
                                   President of Engineering, as well as Product Planning Manager of Strategic
                                   Marketing and Design Engineer. From May 1982 to March 1985, Mr. Sooch was a
                                   Design Engineer with AT&T Bell Labs. Mr. Sooch holds a B.S. in electrical engineering from the University of Michigan, Dearborn and a M.S. in electrical engineering from Stanford University.

William P. Wood, 49 ............   has served as a director of Silicon Laboratories since March 1997. Since 1996,
                                   Mr. Wood has also served as general partner of various funds associated with Silverton
                                   Partners, an investment firm. From 1984 to 2003, Mr. Wood was a general partner, and for certain funds created since 1996, a special limited partner, of various funds associated with Austin Ventures, a venture capital firm. Mr. Wood holds a B.A. in history from Brown University and a M.B.A. from Harvard University.

Laurence G. Walker, 56 .........   has served as a director of Silicon Laboratories since June 2003. Previously,
                                   Mr. Walker co-founded and served as Chief Executive Officer of C-Port
                                   Corporation, a pioneer in the network processor industry, which was acquired by
                                   Motorola in 2000. Following the acquisition, Mr. Walker served as Vice President of Strategy for Motorola's Network and Computing Systems Group and then as
                                   Vice President and General Manager of the Network and Computing Systems
                                   Group until 2002. From August 1996 to May 1997, Mr. Walker served as Chief
                                   Executive Officer of CertCo, a digital certification supplier. Mr. Walker served as
                                   Vice President and General Manager, Network Products Business Unit, of Digital
                                   Equipment Corporation, a computer hardware company, from January 1994 to July
                                   1996. From 1981 to 1994, he held a variety of other management positions at
                                   Digital Equipment Corporation. Mr. Walker currently serves as a director of
                                   McDATA Corporation, an expert provider of multi-capable storage networking solutions. Mr. Walker holds a B.S. in electrical engineering from Princeton
                                   University and a M.S. and Ph.D. in electrical engineering from the Massachusetts
                                   Institute of Technology.

OTHER DIRECTORS

     Set forth below is information concerning our other directors whose term of office continues after this Annual Meeting.

CONTINUING CLASS II DIRECTORS WITH TERMS EXPIRING IN 2006

David R. Welland, 49 .........   co-founded Silicon Laboratories in August 1996 and has served as a Vice President and director since our inception and was appointed Fellow in March 2004. From
                                 November 1991 until founding Silicon Laboratories, Mr. Welland held various positions at Crystal Semiconductor/Cirrus Logic, including Senior Design
                                 Engineer. Mr. Welland holds a B.S. in electrical engineering from the
                                 Massachusetts Institute of Technology.

Harvey B. Cash, 66 ...........   has served as a director of Silicon Laboratories since June 1997. Mr. Cash has served as general partner of InterWest Partners, a venture capital firm, since 1986.
                                 Mr. Cash currently serves on the Board of Directors of the following public companies: i2 Technologies, a provider of intelligent e-business and marketplace solutions; Ciena Corporation, a designer and manufacturer of dense wavelength division multiplexing systems for fiber optic networks; Airspan Networks, a provider of broadband fixed wireless access communication systems; First
                                 Acceptance Corp, a provider of low-cost auto insurance; and Staktek, Inc., a semiconductor assembly company. Mr. Cash holds a B.S. in electrical engineering from Texas A&M University and a M.B.A. from Western Michigan University.

CONTINUING CLASS III DIRECTORS WITH TERMS EXPIRING IN 2007

William G. Bock, 54 ..........   has served as a director of Silicon Laboratories since March 2000. Since April
                                 2002, Mr. Bock has been a partner of CenterPoint Ventures, a venture capital firm.
                                 From April 2001 to March 2002, Mr. Bock served as a partner of Verity Ventures, a venture capital firm. From June 1999 to March 2001, Mr. Bock served as a Vice
                                 President and General Manager at the Hewlett-Packard Company. Mr. Bock held the position of President and Chief Executive Officer of DAZEL Corporation, a
                                 provider of electronic information delivery systems, from February 1997 until its acquisition by the Hewlett-Packard Company in June 1999. From October 1994 to
                                 February 1997, Mr. Bock served as Chief Operating Officer of Tivoli Systems, a client server software company, which was acquired by IBM in March 1996.
                                 Mr. Bock holds a B.S. in Computer Science from Iowa State University and a M.S.
                                 in Industrial Administration from Carnegie Mellon University.

R. Ted Enloe III, 66 .........   has served as a director of Silicon Laboratories since April 2003. Mr. Enloe is currently the President and Chief Executive Officer of Optisoft, Inc., a provider of intelligent traffic signal platforms. Mr. Enloe formerly served as Vice Chairman and member of the office of chief executive of Compaq Computer Corporation. He also served as President of Lomas Financial Corporation and Liberte Investors for more than 15 years. Mr. Enloe co-founded a number of other publicly held firms, including Capstead Mortgage Corp., Tyler Cabot Mortgage Securities Corp., and
                                 Seaman's Corp. Mr. Enloe currently serves on the Board of Directors of Leggett &
                                 Platt, Inc. Mr. Enloe holds a B.S. in engineering from Louisiana Polytechnic
                                 University and a J.D. from Southern Methodist University.

Daniel A. Artusi, 50 .........   has served as our Chief Executive Officer and a member of our Board of Directors since January 2004 and has served as our President since January 2003. He previously served as our Chief Operating Officer from August 2001 to January
                                 2004. Prior to joining Silicon Laboratories, Mr. Artusi held various positions at
                                 Motorola. From August 1999 to August 2001, Mr. Artusi served as Corporate Vice
                                 President and General Manager of Motorola's Networking and Computing Systems
                                 Group. Mr. Artusi served as Vice President and General Manager of Motorola's
                                 Wireless Infrastructure Systems Division from May 1997 to August 1999 and as
                                 General Manager of Motorola's RF Products Division from April 1996 to May
                                 1997. Mr. Artusi currently serves on the Board of Directors of Powerwave
                                 Technologies, a producer of ultra-linear radio frequency power amplifiers for wireless communications. Mr. Artusi studied electronics engineering at the Instituto
                                 Tecnologico de Buenos Aires, Argentina from 1972 through 1976.

BOARD COMMITTEES AND MEETINGS

     During fiscal 2004, our Board of Directors held ten meetings. Our Board of Directors has an Audit Committee, Compensation Committee, Special Stock Option Committee, Special Committee on Non-Employee Director Compensation and a Nominating and Corporate Governance Committee. During fiscal 2004, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has determined that Messrs. Bock, Cash, Enloe, Walker and Wood are each independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. These independent directors met in executive session without the chief executive officer and other non-independent directors present on six separate occasions during fiscal 2004.

     AUDIT COMMITTEE. The Audit Committee is responsible for matters relating to the selection of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of our independent registered public accounting firm, compliance with our accounting and financial policies, and management's procedures and policies relative to the adequacy of our internal accounting controls. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Exhibit A hereto. The members of the Audit Committee are Messrs. Bock, Enloe and Wood. Mr. Bock serves as Chairman of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Bock is qualified as an audit committee financial expert pursuant to Item 401(h) of Regulation S-K and a financially sophisticated audit committee member under Rule 4350(d)(2)(A) of the Marketplace Rules of The NASDAQ Stock Market, Inc. The Audit Committee held five meetings during fiscal 2004.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers and other employees. In addition, the Compensation Committee has authority to administer our stock option and stock purchase plans. The members of the Compensation Committee are Messrs. Cash, Walker and Wood, and the Board of Directors has determined that each of the members of the Compensation Committee is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. Mr. Wood serves as Chairman of the Compensation Committee. The Compensation Committee held four meetings and acted by unanimous written consent one time during fiscal 2004.

     SPECIAL STOCK OPTION COMMITTEE. The Special Stock Option Committee approves grants of options from our 2000 Stock Incentive Plan to non-executive officers and employees. Mr. Sooch served as the Special Stock Option Committee until March 24, 2004. On March 25, 2004, Mr. Artusi replaced Mr. Sooch on the Special Stock Option Committee. The Board of Directors generally reviews the grants made by the Special Stock Option Committee at the next meeting of the Board of Directors.

The Special Stock Option Committee acted 26 times by written consent at regular intervals during fiscal 2004.

     SPECIAL COMMITTEE ON NON-EMPLOYEE DIRECTOR COMPENSATION. The Special Committee on Non-Employee Director Compensation reviews and makes recommendations to the Board of Directors regarding our compensation of non-employee directors. The members of the Special Committee on Non-Employee Director Compensation are Messrs. Artusi, Sooch and Welland. Mr. Sooch serves as Chairman of the committee. The Special Committee on Non-Employee Director Compensation held one meeting during fiscal 2004.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee focuses on issues related to the composition, practices and operations of the Board of Directors. In addition, the Nominating and Corporate Governance Committee has the authority to consider candidates for the Board of Directors recommended by stockholders and to determine the procedures with respect to such stockholder recommendations. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available on our internet website under the "Investor Relations" page. Our internet website address is http://www.silabs.com. The members of the Nominating and Corporate Governance Committee are Messrs. Cash, Enloe and Walker, and the Board of Directors has determined that each member is independent as defined in the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. Mr. Enloe serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held five meetings during fiscal 2004. The Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, the Corporate Governance Policy which is attached as Exhibit B hereto.

DIRECTOR NOMINATION

     In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Marketplace Rules of The NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors and such other criteria as is deemed relevant by the Nominating and Corporate Governance Committee. Silicon Laboratories believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and skills.

     In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on recommendations made by current directors and officers. In addition, the Nominating and Corporate Governance Committee may engage a third party search firm to identify and recommend potential candidates. Finally, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders.

     Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee must provide written notice not later than November 14, 2005 to the Corporate Secretary at our principal executive offices located at 4635 Boston Lane, Austin, Texas 78735. Any such notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such nomination, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder,
(iv) any material interest of the stockholder in such recommendation and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder's capacity as proponent of a stockholder proposal.

Assuming that a stockholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

ATTENDANCE AT ANNUAL MEETINGS

     The Board of Directors encourages all directors to attend our annual meetings of stockholders if practicable. All directors attended the annual meeting of stockholders held on April 29, 2004.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 4635 Boston Lane, Austin, Texas 78735. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation's books, of the stockholder sending such communication and
(iii) the class and number of shares of the corporation that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

     Silicon Laboratories Inc. has adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants. Our Code of Business Conduct and Ethics is posted on our internet website under the "Investor Relations" page. Our internet website address is http://www.silabs.com.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

     Non-employee directors receive option grants at periodic intervals under the automatic option grant program of our 2000 Stock Incentive Plan. Under the automatic option grant program, each non-employee director receives an initial automatic option grant to purchase 30,000 shares of common stock on the date such individual joins the Board of Directors. The initial automatic option grants are immediately exercisable, vest in four equal successive annual installments upon each additional year of service measured from the date of grant, and have exercise prices equal to the fair market value as of the grant date. In addition, on the date of each annual stockholders meeting, each non-employee director who continues to serve as a non-employee director receives an automatic annual option grant to purchase 5,000 shares of common stock, provided such individual has served as a non-employee director for at least six months. The annual automatic option grants are immediately exercisable, vest on the first anniversary of the date of grant and have exercise prices equal to fair market value as of the grant date. Under this program, on the date of our 2004 annual meeting of stockholders, Messrs. Bock, Cash, Enloe, Walker and Wood each received an automatic annual option grant to purchase 5,000 shares of common stock at an exercise price per share of $50.03. In addition, directors are eligible to receive option grants under the discretionary option grant program of the 2000 Stock Incentive Plan. During fiscal 2004, Messrs. Bock, Cash, Enloe, Walker and Wood each received a discretionary option grant to purchase 5,000 shares of common stock at an exercise price per share of $31.77. During fiscal 2005, it is anticipated that each non-employee director that has served for at least six months will receive a discretionary option grant in December 2005 to purchase 5,000 shares of common stock in addition to any automatic option grant.

     During fiscal 2004, cash compensation consisted of (a) $25,000 per year for each non-employee director, (b) an additional $20,000 per year for the Chairman of the Audit Committee, and (c) an additional $5,000 per year for Audit Committee members (excluding the Chairman). Messrs. Bock, Cash, Enloe, Walker and Wood were each paid $25,000 during fiscal 2004 pursuant to the cash compensation plan. Additionally, Mr. Bock was paid $20,000 for his service as Chairman of the Audit Committee and Messrs. Enloe and Wood were each paid $5,000 for their services on the Audit Committee during fiscal 2004.

     During fiscal 2005, cash compensation is anticipated to consist of (a) $25,000 per year for each non-employee director, (b) an additional $1,500 per regular meeting of the Board of Directors for each non-employee director, (c) an additional $20,000 per year for the Chairman of the Audit Committee, (d) an additional $5,000 per year for Audit Committee members (excluding the Chairman),
(e) an additional $10,000 per year for the Chairman of the Compensation Committee and (f) an additional $5,000 per year for the Chairman of the Nominating and Corporate Governance Committee.

     Payments under the cash compensation plan are generally paid in equal quarterly installments on the last day of each fiscal quarter. The cash compensation plan was instituted, based on a review of compensation provided to directors of similarly-situated companies, to provide incentives to retain and to attract highly-qualified and motivated individuals to serve on our Board of Directors.

     We reimburse directors for all reasonable out-of-pocket expenses incurred in attending board and committee meetings.

     Our certificate of incorporation limits the personal liability of our directors for breaches by them of their fiduciary duties. Our bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with all of our directors and have purchased directors' and officers' liability insurance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS LISTED ABOVE.

      PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Ernst & Young LLP has audited our financial statements since our inception in 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal years 2004 and 2003:

                                       2004          2003
                                  -----------     ---------
  Audit fees ..................      $991,700      $239,700
  Audit-related fees ..........        14,900       135,600
  Tax fees ....................       116,300        69,700
  All other fees ..............            --            --
                                   ----------      --------
  Total .......................    $1,122,900      $445,000
                                   ----------      --------

     AUDIT FEES. Audit fees relate to services rendered in connection with the audits of the annual financial statements and of management's assessment and the operating effectiveness of internal control over financial reporting included in our Form 10-K, the quarterly reviews of financial statements included in our Forms 10-Q filings, Form S-8 consent procedures and statutory audits required internationally.

     AUDIT-RELATED FEES. Audit-related fees include services for assurance and other related services, such as consultations concerning financial accounting and reporting matters and due diligence related to mergers and acquisitions.

     TAX FEES. Tax fees include services for tax compliance, research, and technical tax advice.

     ALL OTHER FEES. All other fees include the aggregate fees for products and services provided by Ernst & Young LLP that are not reported under "Audit Fees", "Audit-Related Fees" or "Tax Fees". There were no other fees in 2004 or 2003.

     The Audit Committee is authorized by its charter to pre-approve all auditing and permitted non-audit services to be performed by the Company's independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm's retention to audit our financial statements, including the associated fee. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm's independence from management. At subsequent meetings, the Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting. During fiscal 2004, all such services were pre-approved in accordance with the procedures described above.

     Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of Ernst & Young LLP.

     Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, the appointment of Ernst & Young LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Silicon Laboratories and its stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

                                 OTHER MATTERS

     We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 31, 2005 by (i) all persons who were beneficial owners of five percent or more of our common stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement and (iv) all then current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                                  PERCENTAGE OF
                                                                                  SHARES        OUTSTANDING SHARES
                                                                               BENEFICIALLY        BENEFICIALLY
                            BENEFICIAL OWNER(1)                                    OWNED             OWNED(2)
---------------------------------------------------------------------------   --------------    ------------------
Navdeep S. Sooch(3) .......................................................      1,645,613              3.1%

Daniel A. Artusi(4) .......................................................        197,012                *

Russell J. Brennan(5) .....................................................         62,500                *

David R. Welland ..........................................................      3,985,131              7.6%

Gary R. Gay(6) ............................................................        159,656                *

David P. Bresemann(7) .....................................................         56,860                *

Jonathan D. Ivester(8) ....................................................        398,435                *

William G. Bock(9) ........................................................         72,063                *

Harvey B. Cash(10) ........................................................        445,067                *

R. Ted Enloe III(11) ......................................................         40,000                *

Laurence G. Walker(12) ....................................................         40,028                *

William P. Wood(13) .......................................................        545,776              1.0%

Entities deemed to be affiliated with AXA Financial, Inc.(14) .............      8,163,613             15.7%

Entities deemed to be affiliated with FMR Corp. ("Fidelity")(15) ..........      7,479,685             14.4%

Entities deemed to be affiliated with Massachusetts Financial Services           4,051,790              7.8%
 Company ("MFS")(16) ......................................................

Entities deemed to be affiliated with Goldman, Sachs & Co.(17) ............      2,945,974              5.7%

All directors and executive officers as a group (16 persons)(18) ..........     10,250,360             19.1%

----------------
* Represents beneficial ownership of less than one percent.
(1) Unless otherwise indicated in the footnotes, the address for the beneficial owners named above is 4635 Boston Lane, Austin, Texas 78735.

(2) Percentage of ownership is based on 52,636,839 shares of common stock outstanding on January 31, 2005. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after January 31, 2005 are deemed outstanding for computing the percentage for the person or group holding such options, but are not deemed outstanding for computing the percentage for any other person or group.
(3) Includes 36,423 shares held in trusts for the benefit of Mr. Sooch's children, 86,923 shares held in a limited partnership, and 107,166 shares issuable upon exercise of stock options. Mr. Sooch shares voting and investment power with respect to the 36,423 shares held in trusts for the benefit of his children and the 86,923 shares held in the limited partnership.
(4)  Includes 110,099 shares issuable upon exercise of stock options.
(5)  Includes 62,500 shares issuable upon exercise of stock options.
(6)  Includes 106,858 shares issuable upon exercise of stock options.
(7)  Includes 44,470 shares issuable upon exercise of stock options.
(8) Includes 110,500 shares held in a family trust and 110,649 shares issuable upon exercise of stock options. Mr. Ivester has shared voting and investment power with respect to the 110,500 shares held in the family trust.
(9)  Includes 64,375 shares issuable upon exercise of stock options.
(10) Includes 109,346 shares held in two trusts for the benefit of Mr. Cash's family members and 35,000 shares issuable upon the exercise of stock options. Mr. Cash has sole voting and investment power over the 109,346 shares held in the trusts.
(11) Includes 40,000 shares issuable upon exercise of stock options.
(12) Includes 40,000 shares issuable upon exercise of stock options.
(13) Includes 480,776 shares held by Silverton Partners, of which Mr. Wood is the general partner and 65,000 shares issuable upon exercise of stock options.
(14) Pursuant to a Schedule 13G/A dated February 14, 2005 filed with the Securities and Exchange Commission, AXA Financial, Inc. reported that as of December 31, 2004 it and certain related entities had sole voting power over 5,866,596 shares, shared voting power over 1,323,557 shares and sole dispositive power over 8,163,613 and that its address is 1290 Avenue of the Americas, New York, New York 10104.
(15) Pursuant to a Schedule 13G/A dated February 14, 2005 filed with the Securities and Exchange Commission, Fidelity reported that as of December 31, 2004 it and certain related entities had sole voting power over 290,807 shares and sole dispositive power over 7,479,685 shares and that its address is 82 Devonshire Street, Boston, Massachusetts 02109.
(16) Pursuant to a Schedule 13G dated February 8, 2005 filed with the Securities and Exchange Commission, MFS reported that as of December 31, 2004 it and certain related entities had sole voting power over 4,051,790 shares, sole dispositive power over 4,051,790 shares and that its address is 500 Boylston Street, Boston, Massachusetts 02116.
(17) Pursuant to a Schedule 13G dated February 8, 2005 filed with the Securities and Exchange Commission, Goldman, Sachs & Co. reported that as of December 31, 2004 it and certain related entities had shared voting power over 78,946 shares and shared dispositive power over 2,945,974 and that its address is 85 Broad Street, New York, New York 10004.
(18) Includes an aggregate of 1,119,539 shares issuable upon exercise of stock options.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors' and officers' liability insurance. In addition, our certificate of incorporation limits the personal liability of the members of our Board of Directors for breaches by the directors of their fiduciary duties.

                            AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the audit of the fiscal 2004 audited consolidated financial statements of Silicon Laboratories Inc. (the "Company"):

     Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report thereon. Additionally, the independent registered public accounting firm is responsible for performing an independent audit of management's assessment and the operating effectiveness of internal controls over financial reporting and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company's consolidated financial statements in the Annual Report were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report with management and the independent registered public accounting firm. The Committee discussed with the independent registered accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent registered public accounting firm also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent registered public accounting firm that firm's independence. The Audit Committee reviewed non-audit services provided by its independent registered public accounting firm for the last fiscal year, and determined that those services are not incompatible with maintaining the independent registered public accounting firm's independence.

     Based upon the Committee's discussion with management and the independent registered public accounting firm and the Committee's review of the representation of management and the reports of the independent registered public accounting firm to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended January 1, 2005 filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors:


                                          William G. Bock (Chairman)
                                          R. Ted Enloe III
                                          William P. Wood

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below is information regarding the executive officers and directors of Silicon Laboratories as of January 31, 2005.

NAME                             AGE    POSITION
-----------------------------   -----   ------------------------------------------------
Navdeep S. Sooch ............   42      Chairman of the Board
Daniel A. Artusi ............   50      Chief Executive Officer, President and Director
Russell J. Brennan ..........   50      Chief Financial Officer
David R. Welland ............   49      Vice President and Director
Gary R. Gay .................   54      Vice President
David P. Bresemann ..........   39      Vice President
Jonathan D. Ivester .........   49      Vice President
Derrell C. Coker ............   51      Vice President
Bradley J. Fluke ............   43      Vice President
Edmund G. Healy .............   50      Vice President
William G. Bock .............   54      Director
Harvey B. Cash ..............   66      Director
R. Ted Enloe III ............   66      Director
Laurence G. Walker ..........   56      Director
William P. Wood .............   49      Director

Navdeep S. Sooch .........   co-founded Silicon Laboratories in August 1996 and has served as Chairman of the
                             Board since our inception. Mr. Sooch served as our Chief Executive Officer from our inception through the end of fiscal 2003. From March 1985 until founding
                             Silicon Laboratories, Mr. Sooch held various positions at Crystal Semiconductor/
                             Cirrus Logic, a designer and manufacturer of integrated circuits, including Vice
                             President of Engineering, as well as Product Planning Manager of Strategic
                             Marketing and Design Engineer. From May 1982 to March 1985, Mr. Sooch was a
                             Design Engineer with AT&T Bell Labs. Mr. Sooch holds a B.S. in electrical engineering from the University of Michigan, Dearborn and a M.S. in electrical engineering from Stanford University.

Daniel A. Artusi .........   has served as our Chief Executive Officer and a member of our Board of Directors since January 2004 and has served as our President since January 2003. He previously served as our Chief Operating Officer from August 2001 to January
                             2004. Prior to joining Silicon Laboratories, Mr. Artusi held various positions at
                             Motorola. From August 1999 to August 2001, Mr. Artusi served as Corporate Vice
                             President and General Manager of Motorola's Networking and Computing Systems
                             Group. Mr. Artusi served as Vice President and General Manager of Motorola's
                             Wireless Infrastructure Systems Division from May 1997 to August 1999 and as
                             General Manager of Motorola's RF Products Division from April 1996 to May
                             1997. Mr. Artusi currently serves on the Board of Directors of Powerwave
                             Technologies, a producer of ultra-linear radio frequency power amplifiers for wireless communications. Mr. Artusi studied electronics engineering at the Instituto
                             Tecnologico de Buenos Aires, Argentina from 1972 through 1976.

Russell J. Brennan ..........   has served as our Vice President and Chief Financial Officer since September 2002.
                                Mr. Brennan worked for Analog Devices, Inc., a designer and manufacturer of integrated circuits, from January 1988 to September 2002, where he most recently served as Vice President of Finance and Corporate Controller. From 1984 to 1988,
                                Mr. Brennan served as Controller for the Analog Unit of Fairchild Semiconductor,
                                a designer and manufacturer of semiconductors for multiple end market applications prior to its acquisition by National Semiconductor. From 1982 to 1984,
                                Mr. Brennan served as Controller for Schlumberger Well Services, a supplier for the oil and gas industry. From 1978 to 1982, Mr. Brennan served in various financial roles at Texas Instruments. Mr. Brennan holds a B.A. in Economics from
                                Boston College and a M.B.A. with a concentration in Finance and Accounting from
                                New York University Graduate School of Business.

David R. Welland ............   co-founded Silicon Laboratories in August 1996 and has served as a Vice President and director since our inception and was appointed Fellow in March 2004. From
                                November 1991 until founding Silicon Laboratories, Mr. Welland held various positions at Crystal Semiconductor/Cirrus Logic, including Senior Design
                                Engineer. Mr. Welland holds a B.S. in electrical engineering from the
                                Massachusetts Institute of Technology.

Gary R. Gay .................   joined Silicon Laboratories in October 1997 as Vice President. Previously, Mr. Gay
                                was with Crystal Semiconductor/Cirrus Logic from 1985 to September 1997 where he most recently served as Vice President of North American Sales. From 1979 to
                                1985, Mr. Gay was International Sales Manager and Asia Pacific Sales Manager
                                with Burr-Brown Corporation, a designer and manufacturer of semiconductor components. Mr. Gay holds a B.S. in electrical engineering from the Rochester
                                Institute of Technology.

David P. Bresemann ..........   joined Silicon Laboratories in July 1998 as Marketing Director and has served as
                                Vice President since May 2002. From February 1992 to July 1998, Mr. Bresemann
                                worked as Director of Marketing and in other marketing positions for Crystal
                                Semiconductor/Cirrus Logic. Mr. Bresemann also worked as a Key Account Sales
                                Engineer for Analog Devices Inc. from July 1988 to January 1992. Mr. Bresemann holds a B.S. in electrical engineering from the University of Arizona.

Jonathan D. Ivester .........   joined Silicon Laboratories in September 1997 as Vice President. From May 1984
                                to September 1997, Mr. Ivester was with Applied Materials, a supplier of equipment and services to the semiconductor industry, and served as Director of
                                Manufacturing and Director of U.S. Procurement in addition to various engineering and manufacturing management positions. Mr. Ivester was a scientist at Bechtel
                                Corporation, an engineering and construction company, from 1980 to 1982 and at
                                Abcor, Inc., an ultrafiltration company and subsidiary of Koch Industries, from
                                1978 to 1980. Mr. Ivester holds a B.S. in chemistry from the Massachusetts
                                Institute of Technology and a M.B.A. from Stanford University.

Derrell C. Coker .........   joined Silicon Laboratories in December 2003 in connection with the acquisition of
                             Cygnal Integrated Products, Inc. and has served as a Vice President since March
                             2004. From the time he founded Cygnal in March 1999 until the acquisition in
                             December 2003, Mr. Coker served as Cygnal's President and Chief Executive
                             Officer. In April 1989, Mr. Coker founded Benchmarq Microelectronics, a manufacturer of battery management electronics, and served as President and Chief
                             Executive Officer until May 1997, when he became Chairman of the Board. In
                             August 1998, Unitrode Corporation, a designer and supplier of power management components, acquired Benchmarq Microelectronics. Mr. Coker served on the Board of Directors of Unitrode Corporation until July 1999. From October 1984 to March
                             1989, Mr. Coker served as Vice President of World Wide Sales for Dallas
                             Semiconductor, a designer and manufacturer of a broad line of mixed-signal semiconductors.

Bradley J. Fluke .........   has served as a Vice President since April 1997. Previously, he served as the
                             Director of Marketing of the Computer Products Division of Crystal
                             Semiconductor/Cirrus Logic from June 1990 to April 1997. From 1984 to 1990,
                             Mr. Fluke held various marketing positions in the Data Converter Group for Analog
                             Devices Inc. Mr. Fluke holds a B.S. in electrical engineering from Rochester
                             Institute of Technology.

Edmund G. Healy ..........   has served as Vice President since June 1998. From September 1992 to June 1998,
                             Mr. Healy worked as General Manager of the Magnetic Storage Division at Crystal
                             Semiconductor/Cirrus Logic. Mr. Healy held various Senior Marketing and Product
                             Planning positions for Zilog, a designer and manufacturer of application specific standard products, and GEC Plessey Semiconductor, from 1987 to 1992. From
                             1983 to 1987, Mr. Healy was an Assistant Professor of Electrical Engineering at the
                             United States Military Academy after serving as an Infantry Officer from 1976 to
                             1981. Mr. Healy holds a B.S. in electrical engineering from the United States
                             Military Academy, a M.S. in electrical engineering from Georgia Institute of
                             Technology and a M.S. in management from Stanford University.

FOR INFORMATION ON OUR NON-EMPLOYEE DIRECTORS, SEE PROPOSAL ONE.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of the four other most highly compensated executive officers whose salary and bonus for fiscal 2004 was in excess of $100,000, for services rendered in all capacities to us and our subsidiaries for the fiscal year ended January 1, 2005.


                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                  ANNUAL COMPENSATION                     COMPENSATION
                                     ---------------------------------------------   -----------------------
                                                                      OTHER          RESTRICTED   SECURITIES
NAME AND                                                              ANNUAL            STOCK     UNDERLYING
PRINCIPAL POSITION             YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)      AWARDS ($)    OPTIONS
------------------            -----   ----------   ---------   -------------------   ----------   ----------
Daniel A. Artusi ............  2004    $373,173    $466,134       $ 1,500(2)            --         162,500
 Chief Executive Officer       2003     280,000     543,790         1,500(2)            --          62,500
 and President(1)              2002     280,000     406,500         1,500(2)            --         100,000

Gary R. Gay .................  2004     189,712     258,460         1,500(2)            --          30,000
 Vice President                2003     175,000     248,432         1,500(2)            --          25,000
                               2002     175,000     210,350         1,500(2)            --          35,000

Russell J. Brennan ..........  2004     229,712     208,418         1,500(2)            --          40,000
 Chief Financial Officer       2003     215,000      84,982        72,883(2)(3)         --              --
                               2002      63,673      57,500         3,371(4)            --         250,000

David P. Bresemann ..........  2004     184,519     215,290         1,500(2)            --          25,000
 Vice President                2003     160,000     184,370         1,500(2)            --          25,000
                               2002     151,769     129,553         1,500(2)            --          40,000

Jonathan D. Ivester .........  2004     184,712     197,760         1,500(2)            --          25,000
 Vice President                2003     170,000     180,214         1,500(2)            --          20,000
                               2002     164,116     176,800         1,500(2)            --          35,000

----------------
(1) As of January 1, 2005, Mr. Artusi held 85,715 shares of restricted stock, valued at $3,026,588.
(2) Includes a $1,500 contribution made by the company to match the first $1,500 of contributions made by the named executive officer to his 401(k) plan.
(3)  Includes $71,383 of relocation expenses.
(4)  Includes $3,371 of relocation expenses.

STOCK OPTIONS

     The following table contains information concerning the stock options granted during the 2004 fiscal year to our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement. All the grants were made under our 2000 Stock Incentive Plan. Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                             ------------------------------------------------------------------       VALUE AT ASSUMED
                              NUMBER OF       % OF TOTAL                                            ANNUAL RATES OF STOCK
                             SECURITIES         OPTIONS      EXERCISE      MARKET                    PRICE APPRECIATION
                             UNDERLYING       GRANTED TO       PRICE      PRICE ON                   FOR OPTION TERM(1)
                               OPTIONS       EMPLOYEES IN    PER SHARE    DATE OF    EXPIRATION    ------------------------
NAME                           GRANTED      FISCAL YEAR(2)   ($/SH)(3)     GRANT        DATE         5%($)         10%($)
----                         ----------     --------------   ---------    --------   ----------    ----------    ----------
Daniel A. Artusi ........    100,000(4)         5.27%          $45.41      $45.41    01/05/2014    $2,855,811    $7,237,185
                              62,500(5)         3.29%           33.17       33.17    08/10/2014     1,303,777     3,304,027

Gary R. Gay .............     30,000(5)         1.58%           33.17       33.17    08/10/2014       625,813     1,585,933

Russell J. Brennan ......     40,000(5)         2.11%           33.17       33.17    08/10/2014       834,417     2,114,577

David P. Bresemann ......     25,000(5)         1.32%           33.17       33.17    08/10/2014       521,511     1,321,611

Jonathan D. Ivester .....     25,000(5)         1.32%           33.17       33.17    08/10/2014       521,511     1,321,611

----------------
(1) The potential realizable value is calculated from the closing price of our common stock on the dates of grants to executive officers. These amounts represent certain assumed rates of appreciation only. There can be no assurance provided to any executive officer or other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from those option grants which were made with an exercise price equal to the fair market value of the option shares on the grant date.
(2) Percentage is based on 1,899,300 shares underlying options granted to employees during the fiscal year ended January 1, 2005 from the 2000 Stock Incentive Plan.
(3) The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure. Outstanding options will become exercisable and vested on an accelerated basis if we are acquired and (i) such options are not assumed or (ii) upon termination under certain circumstances within 18 months following an acquisition.
(4) Options were granted on January 5, 2004 and become exercisable with respect to (i) twenty percent (20%) of the option shares upon optionee's completion of one year of service measured from January 5, 2004 and (ii) the balance of the option shares in a series of 48 equal successive monthly installments over the 48 month period measured from the first year anniversary of January 5, 2004.
(5) Options were granted on August 10, 2004 and become exercisable with respect to (i) twenty percent (20%) of the option shares upon optionee's completion of one year of service measured from August 10, 2004 and (ii) the balance of the option shares in a series of 48 equal successive monthly installments over the 48 month period measured from the first year anniversary of August 10, 2004.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information, with respect to our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement, concerning the exercise of options during the 2004 fiscal year and unexercised options held by them as of the end of the 2004 fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                  SHARES                       OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END ($)(2)
                               ACQUIRED ON        VALUE       ---------------------------   ---------------------------
NAME                             EXERCISE    REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ------------   --------------   -----------   -------------   -----------   -------------
Daniel A. Artusi ............     33,025       $1,088,460        63,641        441,668       $  707,913     $3,244,093

Gary R. Gay .................         --               --        99,442        108,558        1,862,885        879,845

Russell J. Brennan ..........      8,334          249,353        50,000        177,501          683,000      1,963,864

David P. Bresemann ..........     13,000          398,122        40,637        105,363          621,961        866,093

Jonathan D. Ivester .........     24,350          664,797       103,732         96,918        2,406,347        832,205

----------------
(1) Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.
(2) Based upon the closing selling price per share of our common stock on the Nasdaq National Market on the last day of the 2004 fiscal year, which was $35.31, less the option exercise price payable per share.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of January 1, 2005 with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by us in connection with the acquisition of a company which originally granted those options. Footnote (4) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of January 1, 2005, and the weighted average exercise price of those options. No additional options may be granted under such assumed plan.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                    A                      B                          C
                                          --------------------     -----------------     ---------------------------
                                                                                            NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE FOR
                                          NUMBER OF SECURITIES      WEIGHTED AVERAGE        FUTURE ISSUANCE UNDER
                                            TO BE ISSUED UPON      EXERCISE PRICE OF         EQUITY COMPENSATION
                                               EXERCISE OF            OUTSTANDING        PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                              OUTSTANDING OPTIONS          OPTIONS            REFLECTED IN COLUMN A)
-------------                             --------------------     -----------------     ---------------------------
Equity Compensation Plans
 Approved by Shareholders(1) .........        9,980,487(2)              $ 27.54                 3,465,914(3)

Equity Compensation Plans Not
 Approved by Shareholders ............               --                      --                        --
                                              ------------              -------                 ------------
Total ................................        9,980,487                 $ 27.54                 3,465,914

----------------

(1) Consists of our 2000 Stock Incentive Plan and our Employee Stock Purchase Plan.
(2) Excludes purchase rights accruing under our Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, each eligible employee may contribute up to 15% of his or her base salary to purchase shares of our common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of our common stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.
(3) Consists of shares available for future issuance under our Employee Stock Purchase Plan and our 2000 Stock Incentive Plan. As of January 1, 2005, an aggregate of 1,008,595 shares of our common stock were available for issuance under our Employee Stock Purchase Plan and 2,457,319 shares of our common stock were available for issuance in connection with future awards under our 2000 Stock Incentive Plan. In addition, the share reserves under our Employee Stock Purchase Plan and 2000 Stock Incentive Plan increase on the first trading day of January of each calendar year by 0.5% and 5%, respectively, of the total number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year (subject to a maximum annual increase of 250,000 and 3,000,000 shares, respectively). The share reserve under our 2000 Stock Incentive Plan also increases to the extent we repurchase shares pursuant to our repurchase rights under our prior plan.
(4) The table does not include information for the equity compensation plan assumed by the Company in connection with the acquisition of a company, which originally established such plan. As of January 1, 2005, a total of 655 shares of our common stock were issuable upon exercise of outstanding options under such assumed plan. The weighted average exercise price of those outstanding options is $35.40 per share. No additional options may be granted under such assumed plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Compensation Committee of the Board of Directors, as Plan Administrator of the 2000 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of our common stock subject to any outstanding options held by any executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of us or the subsequent termination of the officer's employment following the change in control event.

     Our 2000 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions, which may result in the accelerated vesting of outstanding option grants and stock issuances:

     o In the event that we are acquired, each outstanding option under the discretionary option grant program, unless assumed or replaced by the successor or otherwise continued in effect, will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are assigned to the successor or otherwise continued in effect.

     o The plan administrator has the authority under the discretionary option grant program to provide that those options will automatically vest in full (i) upon an acquisition of the company, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of the company effected through a tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of board members, or (iii) in the event the individual's service is terminated, whether involuntarily or for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced or a hostile change in control.

     All outstanding restricted stock and stock options issued to our executive officers named in the Summary Compensation Table of the Executive Compensation section of this Proxy Statement will become fully exercisable and vested if (i) a change-in-control occurs and such options and restricted stock are not assumed or (ii) a change-in-control occurs and the officer is demoted, relocated or terminated other than for misconduct within 18 months following such change-in-control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee serves or has previously served as one of our officers or employees.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to our executive officers under our 2000 Stock Incentive Plan.

     The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

     GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals.

 Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) variable performance awards payable in cash and tied to our achievement of financial performance goals and individual accomplishments; and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be variable and dependent upon our financial performance and stock price appreciation rather than base salary.

     FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2004 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     BASE SALARY. In setting base salaries, the Compensation Committee engaged a nationally recognized executive compensation consulting firm. The consulting firm provided compensation data for comparable positions from six nationally published surveys. The base salary for each officer reflects the salary levels for comparable positions in the published surveys, as well as the individual's personal performance. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is evaluated periodically on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers.

     VARIABLE PERFORMANCE AWARDS. The variable performance awards have typically been paid in cash quarterly payments based on the preceding quarterly results. These payments, when the criteria are satisfied, are paid out shortly after the release of the quarterly financial results. The cash awards are tied to a blend of overall company financial performance metrics, individual performance metrics and company-wide operating profits as a percent of revenue, which may exclude certain non-cash charges or otherwise be adjusted at the discretion of the Compensation Committee. The targeted cash awards are based on the published survey data for each position. Typically, the Compensation Committee reviews the variable performance targets in conjunction with the fiscal year operating plan discussions.

     Non-officer employees also participate in the variable cash compensation plan. Bonuses are typically paid quarterly to eligible individuals according to a written plan which prescribes a payout percentage of base salary based on the overall company financial performance. The payout has typically been in the range of 5 to 1.5% of base salary for most employees.

     LONG TERM INCENTIVES. Generally, stock option grants to executive officers are made at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a multi-year period, contingent upon the officer's continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed during the vesting period, and then only if the market price of the shares appreciates over the option term.

     The size of the option grant to executive officers is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO COMPENSATION. In setting the total compensation payable to the Chief Executive Officer for the 2004 fiscal year, the Compensation Committee considered published survey data provided by our compensation consulting firm as well as the compensation paid to the chief executive officers of seven companies selected for comparative purposes. The Chief Executive Officer's compensation is based on the same criteria described above with respect to executive officers generally. The Chief Executive Officer's variable cash compensation was tied to the company's revenue and operating profit as a percentage of revenue.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code precludes the company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation Table. Certain performance-based compensation is specifically excluded from the deduction limit. The company's policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under applicable tax laws. However, the Compensation Committee believes that it's primary responsibility is to provide a compensation program that will attract, retain and reward the executives who will further the Company's success and that the loss of a tax deduction may be necessary in some circumstances.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Board of Directors:


                                          William P. Wood (Chairman)
                                          Harvey B. Cash
                                          Laurence G. Walker

STOCK PERFORMANCE GRAPH

     The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in Silicon Laboratories Inc. common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG SILICON LABORATORIES INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

                 [THE FOLLOWING INFORMATION IS REPRESENTED BY A
                   PERFORMANCE GRAPH IN THE PRINTED DOCUMENT]

                                       BASE                      INDEXED RETURN
                                      PERIOD                      YEARS ENDING
COMPANY/INDEX                         3/24/00   12/30/00   12/29/01   12/28/02   1/30/04   1/01/05
SILICON LABORATORIES INC.               100       46.37     109.77      64.35     142.90    113.90
NASDAQ ELECTRONIC COMPONENTS            100       49.44      40.00      27.39      40.61     44.10
NASDAQ STOCK MARKET (U.S.) INDEX        100       48.15      33.64      17.97      33.92     26.75

     (1) The graph covers the period from March 24, 2000, the commencement of our initial public offering of shares of our common stock, through January 1, 2005.

     (2) The graph assumes that $100 was invested in our common stock on March 24, 2000 at our initial public offering price of $31.00 per share and in each index at the market close on March 24, 2000, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

     (3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of our Board of Directors, the executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of
Section 16(a) reports which we received from such persons for their 2004 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2004 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners, except that Mr. Coker failed to timely file a Form 4 with respect to one transaction.


                                  ANNUAL REPORT

     A copy of the annual report for the 2004 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.


                                    FORM 10-K

     We filed an annual report on Form 10-K with the Securities and Exchange Commission on February 15, 2005. Stockholders may obtain a copy of our annual report, without charge, by writing to our Corporate Secretary at our principal executive offices located at 4635 Boston Lane, Austin, Texas 78735.

                             THE BOARD OF DIRECTORS OF SILICON LABORATORIES INC.

Dated: March 14, 2005

                                                                      EXHIBIT A

                           SILICON LABORATORIES INC.
                            AUDIT COMMITTEE CHARTER

I.   MEMBERSHIP:

The Audit Committee of Silicon Laboratories Inc. (the "Corporation") shall be comprised of at least three members of the Corporation's Board of Directors (the "Board"). The members of the Audit Committee shall be appointed by the Board and shall collectively meet the applicable independence, financial literacy and other requirements of The NASDAQ Stock Market ("Nasdaq") and applicable federal law. Members of the Audit Committee may be removed at any time, with or without cause, by the Board.

II.  QUORUM:

A majority of the members of the Audit Committee shall constitute a quorum.

III. FREQUENCY:

The Audit Committee shall meet as required either on the dates of regular Board meetings or in special meetings as appropriate.

IV.  PURPOSE:

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements.

V.   LIMITATIONS:

The Audit Committee shall not have authority to: (1) adopt, amend, or repeal the Corporation's Bylaws; (2) fill vacancies on the Audit Committee or change its membership; (3) amend the Corporation's Certificate of Incorporation; (4) act on matters assigned to other committees of the Board; or (5) take any action prohibited by the Corporation's Certificate of Incorporation, Bylaws or applicable law.

VI.  MINUTES:

Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Unless otherwise restricted by the Corporation's Certificate of Incorporation or Bylaws, any action that may be taken at any meeting of the Audit Committee may be taken without a meeting, if all members of the Audit Committee consent thereto in writing, and the writing is filed with the minutes of proceedings of such committee. Any action of the Audit Committee shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

VII. POWERS, RESPONSIBILITIES AND DUTIES:

To fulfill its responsibilities and duties, the Audit Committee shall:

      o Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Audit Committee. Periodically consider the rotation of the Corporation's independent auditors.

      o Resolve any disagreements between management and the Corporation's independent auditors regarding financial reporting.

      o Review the organization's annual and quarterly financial statements and quarterly earnings press releases.

      o Pre-approve all auditing and permitted non-audit services to be performed by the Corporation's auditors.

      o Obtain, on an annual basis, a formal written statement from the independent auditor delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard 1, and engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

      o Following completion of the annual audit, review separately with the independent auditor, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

      o Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

      o Retain independent counsel, experts and other advisors as the Audit Committee determines necessary to carry out its duties.

      o Receive appropriate funds, as determined by the Audit Committee, from the Corporation for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) compensation to any independent counsel, experts and other advisors employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      o Review and approve all "related-party transactions" as such term is defined in Item 404 of Regulation S-K.

      o Prepare the report of the Audit Committee required to be included in the Corporation's annual proxy statement.

      o Review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board.

      o Perform any other activities consistent with this Charter, the Corporation's Bylaws, Nasdaq rules and governing law, as the Audit Committee or the Board deems necessary or appropriate, including, without limitation, the delegation of authority to one or more members of the Audit Committee of authority to carry out certain activities set forth hereunder.

                                                                      EXHIBIT B

                            SILICON LABORATORIES INC.

                           CORPORATE GOVERNANCE POLICY

PURPOSE

     The Board of Directors (the "Board") of Silicon Laboratories Inc. (the "Company") has adopted this Corporate Governance Policy (this "Policy"). This Policy is subject to requirements of the charters and bylaws of the Company, as well as applicable law. The Board will review this Policy and other aspects of the Company's corporate governance as often as it deems necessary and may modify this Policy or waive any element of this Policy at any time.

ROLE OF DIRECTORS

     The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In fulfilling that responsibility, the directors may reasonably rely on the honesty and integrity of the Company's senior management and expert legal, accounting, financial and other advisors.

DIRECTOR QUALIFICATIONS

     Each director should contribute to the experience, skills and other characteristics required of a properly functioning Board. Criteria include their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, ability to understand the Company's business, willingness to devote adequate attention and time to duties of the Board and such other criteria as is deemed relevant by the Nominating and Corporate Governance Committee. The backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and skills.

DIRECTOR INDEPENDENCE

     The Board believes that, as a matter of policy and consistent with applicable laws, rules and regulations, independent directors should constitute at least a majority of the Board.

DIRECTOR OUTSIDE ACTIVITIES

     Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Each Board member is expected to ensure that other existing and future commitments do not conflict with or materially interfere with the member's service as a director. Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict.

     A director who also serves as the Company's Chief Executive Officer should not serve on more than one board of a public company in addition to the Board and should not serve on the audit committee of any public company. Other directors should limit their service on the boards of other public companies so as not to impair the director's service on the Board. All directors should inform the Chairman of the Nominating and Corporate Governance Committee prior to joining the board of another public company to ensure that any potential conflicts, excessive time demands or other issues are carefully considered.

     Directors should offer their resignation to the Board in the event of any significant change in their personal circumstances, such as a material change in their principal job responsibilities.

DIRECTOR NOMINATION PROCESS

     The Nominating and Corporate Governance Committee will review the needs of the Board for various experience, skills and other characteristics in determining the director candidates to be nominated at the annual meeting. The Nominating and Corporate Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the Director Qualification standards. The process for stockholder recommendations will be determined from time to time by the Nominating and Corporate Governance Committee and shall be in compliance with the Company's Bylaws and all applicable laws, rules and regulations. If the Nominating Committee believes that the Board requires additional candidates for nomination, the Committee will engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The nominating process may include interviews and background and reference checks at the discretion of the Nominating and Corporate Governance Committee.

RETIREMENT AGE

     The Board believes that 75 is an appropriate retirement age for all directors.

TERM LIMITS

     The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

SIZE OF BOARD

     The Board currently has eight members. The Board reviews from time to time the appropriate size of the Board. The Board will consider changing its size to accommodate outstanding candidates or to satisfy specific governance needs.

SEPARATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     The Board separates the role of Chairman of the Board from the role of Chief Executive Officer, believing that this currently provides the most efficient and effective leadership model for the Company.

STOCK OWNERSHIP

     The board believes that directors and officers should generally own stock in the Company in order to align their interests with the long-term interests of the Company's stockholders.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

     The independent directors of the Board will generally meet in executive session at the end of each regularly scheduled Board meeting and at any other time requested by a majority of the independent directors.

BOARD ACCESS TO MANAGEMENT

     The independent members of the Board shall have access to Company employees in order to obtain any information they deem appropriate to fulfill their duties. The Board may establish a process for such inquiries. Management is encouraged to invite Company employees to Board meetings where management participation will provide the Board with additional insight into the matters being considered.

RETENTION OF ADVISORS/CONSULTANTS

     The Board and each committee of the Board shall have the authority to retain outside financial, legal or other advisors as they deem appropriate, and shall have the authority to obtain advice, reports or opinions from internal and external counsel and advisors, without consulting with or obtaining approval from any officer of the Company.

BOARD AND COMMITTEE EVALUATION

     The Board and each committee will perform a periodic self-evaluation. Each director will be requested to participate in an assessment of the effectiveness of the Board and any committee on which such director serves. The assessment of each committee will be reported by the chairman of such committee to the full Board.

COMMUNICATIONS BY STOCKHOLDERS WITH DIRECTORS

     Stockholders may communicate with any or all Company directors by transmitting written correspondence addressed to:

                         Board of Directors
                         c/o Corporate Secretary
                         Silicon Laboratories Inc.
                         4635 Boston Lane
                         Austin, TX 78735

     Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation's books, of the stockholder sending such communication and (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

ATTENDANCE OF DIRECTORS AT ANNUAL STOCKHOLDER MEETINGS

     The Company will make every effort to schedule its annual meeting of stockholders at a time and date to maximize attendance by directors. All directors shall make every reasonable effort to attend the Company's annual meeting of stockholders.

COMMITTEES

     The Board shall have an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board may from time to time establish additional committees as necessary or appropriate. Committee members will be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee. Consideration should be given to rotating committee members periodically, but rotation should not be mandated as a policy. Each committee will generally have its own charter. The charters will set forth the purposes of the committees as well as qualifications for committee membership.

     The Chairman of each committee, in consultation with the committee members and senior management, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda.

SUCCESSION PLANNING

     The Board (or a committee thereof) shall conduct a periodic review of the Company's succession planning, including policies and principles for Chief Executive Officer selection and succession in the event of an emergency or the retirement of the Chief Executive Officer. If such review is conducted by a committee, the committee shall report its recommendation to the Board for approval.

PROHIBITION ON LOANS

     The Company shall not make any loan to any director or executive officer.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                           SILICON LABORATORIES INC.

                                 APRIL 21, 2005

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

   - Please detach along perforated line and mail in the envelope provided. -

--------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.The Election of Directors:                                                                      FOR  AGAINST  ABSTAIN
                                                       2.  To ratify the appointment of Ernst &   [ ]    [ ]      [ ]
                          CLASS I NOMINEES:                Young LLP as the independent
[ ] FOR ALL NOMINEES      o Navdeep S. Sooch               registered public accounting firm of
                          o William P. Wood                Silicon Laboratories Inc. for the
[ ] WITHHOLD AUTHORITY    o Laurence G. Walker             fiscal year ending December 31,
    FOR ALL NOMINEES                                       2005.

[ ] FOR ALL EXCEPT                                     In accordance with the discretion of the proxy holders, to act upon
    (See instructions below)                           all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

                                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE DIRECTORS
                                                       LISTED ABOVE AND IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP.
                                                       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE.
                                                       IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE
                                                       ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE APPOINTMENT
                                                       OF ERNST & YOUNG LLP.
INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL
             EXCEPT" and fill in the circle next to
             each nominee you wish to withhold, as
             shown here: o

To change the address on your account, please
check the box at right and indicate your new     [ ]
address in the address space above. Please
note that changes to the registered name(s) on
the account may not be submitted via this
method.

Signature of Stockholder ________________________  Date: __________ Signature of Stockholder _______________________ Date: _________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           SILICON LABORATORIES INC.

                                      PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 2005

      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Silicon Laboratories Inc., a Delaware corporation, ("Silicon Laboratories") and the Proxy Statement and appoints Navdeep S. Sooch and Daniel A. Artusi, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Silicon Laboratories which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Silicon Laboratories to be held at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739 on Thursday, April 21, 2005 at 9:30 a.m. Central Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE

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